Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the registrant  |X|
Filed by a party other than the registrant  |_|

Check the appropriate box:

|_| Preliminary proxy statement                |_| Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
|X| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                      Frontline Communications Corporation
                (Name of Registrant as Specified in Its Charter)

           Board of Directors of Frontline Communications Corporation (Name of Person(s) Filing Proxy Statement, if other than Recipient)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
(5)  Total Fee Paid:


--------------------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:


--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
(3)  Filing party:


--------------------------------------------------------------------------------
(4)  Date filed:


--------------------------------------------------------------------------------

                      FRONTLINE COMMUNICATIONS CORPORATION
                              One Blue Hill Plaza
                                 P.O. Box 1548
                          Pearl River, New York 10965

                                                   May 27, 1999



Dear Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of Frontline Communications Corporation (the "Company") which will be held on Monday, June 28, 1999 at 10:00 A.M. at the Hilton Hotel, 500 Veterans Memorial Drive, Pearl River, New York 10965.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Your Board of Directors unanimously believes that (i) the election of the nominees as directors; (ii) the approval of an amendment to the Company's Certificate of Incorporation to increase the authorized Common Stock; and (iii) the approval of an amendment to the Company's 1997 Stock Option Plan to increase the number of shares reserved for issuance thereunder are in the best interests of the Company and its stockholders and, accordingly, recommends a vote "FOR" the foregoing proposals on the enclosed proxy card.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return the enclosed proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, American Securities Transfer & Trust, Inc., in writing, at 938 Quail Street, Suite 101, Lakewood, Colorado 80215-5513.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting and appreciate your continued support.



                                                     Sincerely yours,

                                                     Stephen J. Cole-Hatchard
                                                     Chief Executive Officer

                      FRONTLINE COMMUNICATIONS CORPORATION
                               One Blue Hill Plaza
                                  P.O. Box 1548
                           Pearl River, New York 10965

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 28, 1999

                              --------------------

To the Stockholders of FRONTLINE COMMUNICATIONS CORPORATION.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting ("Annual Meeting") of Stockholders of Frontline Communications Corporation (the "Company") will be held on June 28, 1999, at 10:00 A.M. local time at the Hilton Hotel, 500 Veterans Memorial Drive, Pearl River, New York 10965 for the following purposes:

     1. To elect five directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

     2. To consider and vote on a proposal to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 25,000,000;

     3. To consider and vote on a proposal to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 500,000 to 1,400,000; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Only stockholders of record at the close of business on May 20, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                            By Order of the Board of Directors,

                                            Stephen J. Cole-Hatchard
                                            Chief Executive Officer

May 27, 1999



--------------------------------------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                      FRONTLINE COMMUNICATIONS CORPORATION
                               One Blue Hill Plaza
                                  P.O. Box 1548
                           Pearl River, New York 10965

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 28, 1999


     This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Frontline Communications Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Monday, June 28, 1999, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about May 28, 1999.

     Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are: One Blue Hill Plaza, P.O. Box 1548, Pearl River, New York 10965, Telephone No.: (914) 623-8553.


                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on May 20, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 3,399,932 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                     VOTING PROCEDURES AND PROXY INFORMATION

     The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. A quorum is established if, as of the Record Date, at least a majority of the combined outstanding shares of Common Stock are present in person or represented by proxy at the Annual Meeting. Adoption of the amendment to the Company's Certificate of Incorporation requires an affirmative vote of a majority of the outstanding shares of Common Stock as of the Record Date. Adoption of the amendment to the Company's 1997 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. All other matters at the meeting will be decided by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company or of American Securities Transfer & Trust, Inc., the Company's transfer agent.

     In accordance with Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. However, because of the requirement for an absolute majority of the outstanding shares of Common Stock to authorize the amendment to the Certificate of Incorporation, broker non-votes will also have the same effect as a vote "against" the authorization of the amendment to the Certificate of Incorporation. Abstentions and broker non-votes will have no effect on the election of directors.

     The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

     The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses by the Company. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.


                              ELECTION OF DIRECTORS

     At this year's Annual Meeting, five directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2000. It is the intention of the Board of Directors to nominate Stephen J. Cole-Hatchard, Nicko Feinberg, Michael Olbermann, Ronald C. Signore and Ronald Shapss as directors. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

     At this year's Annual Meeting, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the

Board of Directors. Each of the persons named below has indicated to the Board of Directors that he will be available to serve.

     The Board of Directors recommends that stockholders vote FOR the election of the nominees.

     Following is information with respect to the nominees for directors:

     Stephen J. Cole-Hatchard has been Chairman, Chief Executive Officer and President of the Company since August 1997. Mr. Cole-Hatchard was Vice President of Finance of the Company from February 1997 to August 1997 and has been a director of the Company since February 1997. Prior to joining the Company, Mr. Cole-Hatchard was Chief Financial Officer for Hudson Technologies, Inc. from 1993 to 1997. A 1989 cum laude graduate of Pace Law School, Mr. Cole-Hatchard is a member of the bar of the State of New York.

     Nicko Feinberg has been a director and Vice President of Technology of the Company since November 1996 and Chief Information Officer since August 1997. From April 1994 to October 1996, Mr. Feinberg was a Sales Manager and, from April 1991 to April 1994, a Sales Account Executive for Microage Computer Outlet, Inc., a company engaged in computer sales and training.

     Michael Olbermann has been Chief Operating Officer since September 1997 and a director of the Company since February 1997. Mr. Olbermann was also Vice President of Business Development from February 1997 until September 1997. Mr. Olbermann has owned and operated Rock House Construction Co., Inc., a company engaged in commercial and residential construction, since 1986.

     Ronald C. Signore has been a director of the Company since December 1997. Mr. Signore, a Certified Public Accountant licensed in New York and New Jersey, has been a partner in the accounting firm of Robert Gray & Co., LLP, for more than the past five years.

     Ronald Shapss has been a director of the Company since December 1997. Mr. Shapss is the founder of Ronald Shapss Corporate Services, Inc., ("RSCS") a company engaged in consolidating fragmented industries since 1992. RSCS was instrumental in facilitating the roll-up of several companies into such entities as U.S. Delivery, Inc., Consolidated Delivery & Logistics, Inc. and Corestaff, Inc. Mr. Shapss was also the founder of Coach USA, Inc. and is presently on the advisory boards of Consolidated Partners Founding Fund, L.L.C., and 1+ USA, Inc., which founded Advanced Communications Group, Inc. (ADG), a competitive local exchange carrier which trades on the New York Stock Exchange. A 1970 graduate of Brooklyn Law School, Mr. Shapss is a member of the New York bar.

     Following is information with respect to certain of the Company's officers:

     Vasan Thatham has been Vice President and Chief Financial Officer of the Company since February, 1999. Prior to joining the Company, from 1994 through 1998. Mr. Thatham was Vice President and Chief Financial Officer of Esquire Communications Ltd., a company engaged in providing legal support services. From 1987 to 1993, Mr. Thatham was comptroller and ultimately Chief Financial Officer of Strings Ltd., a specialty retail chain. From 1978 to 1987, Mr. Thatham held various positions with Ernst & Young in Kuwait and KMPG Peat Marwick in India. Mr. Thatham is a chartered accountant under the laws of India.

     Amy Wagner-Mele has been Vice President, Secretary and Corporate Counsel of the Company since September 1998, and was recently promoted to Executive Vice President, General Counsel. Prior to joining the Company, Ms. Wagner-Mele was an associate with the New York office of Winston & Strawn, an international Corporate/litigation firm, where she litigated securities actions, contract disputes and appellate matters. From 1993 to 1997, Ms. Wagner-Mele was an associate with Podvey, Sachs, Meanor, Catenacci, Hildner & Cocoziello, P.C. in Newark, New Jersey, where she handled a variety of corporate litigation matters, from filing through appeal. Ms. Wagner-Mele received her juris doctor from the New York University School of

Law in 1993. She received her bachelor's degree, magna cum laude, from the University of Delaware in 1990. She is admitted to the New York and New Jersey bars.

     Margaret McGillin has been Vice President of Marketing and Sales of the Company since October 1998 and was recently promoted to Executive Vice President of Marketing and Sales. She is also President of WOWFactor. Ms. McGillin earned her MBA from The Leonard N. Stern School of Business at New York University and a bachelor's degree from Northeastern University with degrees in marketing, finance and international business. During her 15 year career, Ms. McGillin has served as Account Director for Modem Media, and as District Product Manager for AT&T, before founding WOWFactor, Inc. in 1995. Ms. McGillin is an active lecturer and panelist on issues concerning women in marketing and technology. Her memberships include: Women in New Media, Women, Inc., The National Association of Female Executives, The National Association of Women Business Owners, George Dean's 50/50 by 2000, and the New York New Media Association.

     During the fiscal year ended December 31, 1998, the Board of Directors held five meetings. The meetings were attended by all of the directors, either in person or by telephone. In addition, the Board took other action by unanimous written consent in lieu of a meeting. In May 1998, the Company established an Audit Committee comprised of Messrs. Signore and Shapss. The Audit Committee supervises the audit and financial procedures of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company during the fiscal years ended December 31, 1997 and 1998 to its Chief Executive Officer and to each of its executive officers whose compensation exceeded $100,000 (the "Named Executive"):

                           Summary Compensation Table

                                                                                                                    Long-Term
                                                                                                                   Compensation
                                                                 Annual Compensation                                   Award
                                         -------------------------------------------------------------------       ------------
                                                                                                                    Securities
                                          Year Ended                                          Other Annual          Underlying
Name and Principal Position              December 31,        Salary($)       Bonus($)        Compensation(1)        Options(#)
---------------------------              ------------        ---------       --------        ---------------        ----------
Stephen J. Cole-Hatchard                    1998               34,846           --                  --                79,000(2)
Chief Executive Officer.............        1997                 --             --                  --                   --

------------
(1) The aggregate value of benefits to be reported under the "Other Annual Compensation" column did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive.

(2)  Represents stock options granted under the Company's 1997 Stock Option
     Plan.

     The following table sets forth information concerning stock options granted in the year ended December 31, 1998 to the Named Executive:

                                Option Grants in Fiscal Year Ended December 31, 1998

                                                  Individual Grants
                                       -------------------------------------
                                       Number of
                                       Securities           Percent of Total
                                       Underlying           Options Granted           Exercise
                                       Options              to Employees in           Price            Expiration
Name                                   Granted (#)          Fiscal Year(%)            ($/Sh)              Date
----                                   -----------          --------------            ------              ----
Stephen J. Cole-Hatchard............     79,000                  18.54                 2.50            10/8/2003


     The following table sets forth information concerning the value of options exercised during the year ended December 31, 1998 and the value of unexercised stock options held by the Named Executive as of December 31, 1998:

                                   Aggregated Option Exercises and Year End Values

                                                                   Number of Securities
                                                                        Underlying                      Value of Unexercised
                                                                    Unexercised Options                 In-the-Money Options
                                                                 at December 31, 1998 (#)            at December 31, 1998 ($)*
                                                              -------------------------------     ---------------------------------
                              Shares            Value
                            Acquired on       Realized
Name                       Exercise (#)          ($)          Exercisable       Unexercisable     Exercisable         Unexercisable
----                       ------------       ---------       -----------       -------------     -----------         -------------
Stephen J. Cole-Hatchard          0               0              79,000                0             333,301                 0


----------
* Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year-end market value of the Common Stock, which was $6.719 on December 31, 1998.

Director Compensation

     The Company does not currently pay its employee directors any fees for attending Board meetings. The Company pays non-employee directors $3,000 per annum for attending Board Meetings.

     In December 1997, the Company entered into a consulting agreement with Mr. Shapss which provides for Mr. Shapss to assist the Company with mergers and acquisitions. In consideration of such services, the Company issued to Mr. Shapss 100,000 shares of Common Stock and non-plan options to purchase 80,000 shares of Common Stock at an exercise price of $2.00 per share. The Company also agreed to pay to Mr. Shapss $2,000 per month through May 1999.

Employment Agreements

     The Company has entered into three-year employment agreements with each of Messrs. Feinberg, Cole-Hatchard and Olbermann which provide for an annual base compensation of not less than $88,000, $45,000, and $88,000, respectively, and such bonuses as the Board of Directors may, in its sole discretion, from time to time determine. The Company also entered into a three-year employment agreement with Margaret M. McGillin pursuant to which Ms. McGillin agreed to serve as Executive Vice President of Sales of the Company at a salary of $82,000 per annum, for year one, and not less than $98,000 per annum for year two and thereafter. The Company also entered into a three-year employment agreement with Amy Wagner-Mele pursuant to which Ms. Wagner-Mele agreed to serve as Corporate Counsel at a salary of not less than $98,000 per annum. The employment agreements provide for employment on a full-time basis and contain a provision that the employee will not compete or engage in a business competitive with the current or anticipated business of the Company during the term of the employment agreement and for a period of two years thereafter.

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date, relating to the beneficial ownership of shares of Common Stock by (i) each person or entity who is known by the Company to own beneficially 5% or more of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive, and (iv) all directors and executive officers of the Company as a group.

                                                        Number of Shares             Percentage of Outstanding
                                                         of Common Stock                    Common Stock
Name and Address of Beneficial Owner                  Beneficially Owned(1)              Beneficially Owned
------------------------------------                  ---------------------              ------------------
Nicko Feinberg..................................            296,000(2)                         8.6%
Stephen J. Cole-Hatchard........................            296,000(3)                         8.5%
Michael Olbermann...............................            228,000(2)                         6.6%
Ronald Shapss...................................            200,000                            5.9%
Ronald Signore..................................             67,400(4)                         1.9%
Margaret McGillin ..............................                   (5)                            (5)
All directors and executive officers as a
group (eight persons)...........................          1,122,400(6)                        30.5%

------------
(1) The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)  Includes options to purchase 40,000 shares of Common Stock.

(3) Includes 144,000 shares held by the Cole-Hatchard Family Limited Partnership, of which Mr. Cole-Hatchard is the general partner, and options to purchase 99,000 shares of Common Stock. Does not include 20,000 shares held by Mr. Cole-Hatchard's mother and brother and warrants to purchase 64,000 shares held by Mr. Cole-Hatchard's mother.

(4) Includes (i) warrants to purchase 39,200 shares of Common Stock held by The Rough Group, of which Mr. Signore is a general partner, (ii) 3,200 shares of Common Stock held by The Rough Group and (iii) options to purchase 25,000 shares of Common Stock held by Mr. Signore. Mr. Signore disclaims beneficial ownership of other securities held by The Rough Group.

(5) Ms. McGillin owns 10 shares of Series A Preferred, which are convertible on July 15, 1999 into shares of Common Stock with a market value of $1,000,000, subject to a maximum issuance of 250,000 shares of Common Stock.

(6) Includes options and warrants to purchase 278,200 shares of Common Stock. Does not include shares issuable upon conversion of Ms. McGillin's Series A Preferred Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1997, the Company issued promissory notes in the amounts of $141,800, $66,800 and $163,537, respectively, to Messrs. Nicko Feinberg and Stephen J. Cole-Hatchard, officers and directors of the Company, and Mr. Michael Char, a former officer and director of the Company. Included in such indebtedness was $21,737 and $35,000, respectively, of advances made to the Company by Messrs. Char and Cole-Hatchard to establish additional points-of-presence. The promissory notes were issued to Messrs. Feinberg, Char and Cole-Hatchard in partial consideration of their efforts in founding the Company.

     In August 1997, the Company borrowed $60,000 from Mr. Cole-Hatchard bearing interest at the rate of 9.25%, per annum. The Company repaid $30,000 of such indebtedness in December 1997. The balance was repaid in May 1998, directly to Mr. Cole-Hatchard's lender, Provident Savings Bank.

     In March 1998, the Company entered into a settlement agreement with Mr. Char pursuant to which Mr. Char discontinued a lawsuit and released the Company from all claims (including for monies owed) in consideration of (i) an up-front payment of $65,000 and (ii) a payment of $435,000 in May 1998 to (a) satisfy $240,000 of existing obligations due to Mr. Char (including $15,000 of legal fees) and (b) repurchase 231,520 shares from Mr. Char.

     In May 1998, the Company repaid $20,000 of indebtedness to each of Messrs. Cole-Hatchard and Feinberg. The balance of the indebtedness owed to Messrs. Cole-Hatchard and Feinberg of $46,800 and $121,800, respectively (aggregating $168,600) bears interest at the rate of 8% per annum. The balance of indebtedness owed to Messrs. Cole-Hatchard and Feinberg is due at such time as the Company achieves $1.9 million in pre-tax earnings, but in no event sooner than May 13, 2000.

     Mr. Cole-Hatchard's mother and brother purchased 12,000 shares and 8,000 shares, respectively, at $2.00 per share, pursuant to the Company's private placement in May 1997. The Rough Group, a general partnership of which Mr. Signore, a director of the Company, is a general partner, purchased 16,000 shares pursuant to the Company's private placement in May 1997. In addition, Mr. Cole-Hatchard's mother and The Rough Group purchased $40,000 and $85,000, respectively, principal amount of promissory notes pursuant to the Company's December 1997 private placement, and received warrants to purchase 64,000 and 196,000 shares, respectively, at an exercise price of $5.00 per share. The notes were repaid in May 1998.

     In August 1998, Mr. Cole-Hatchard borrowed $46,800 from the Company evidenced by a demand promissory note bearing interest at the rate of 8% per annum.

     In September 1998, Mr. Feinberg borrowed $55,000 from the Company evidenced by a demand promissory note bearing interest at the rate of 8% per annum. In October 1998, Mr. Feinberg borrowed an additional $42,000 on the same terms.

     The Company believes that the foregoing transactions were on terms no less favorable than those that could have been obtained from unaffiliated third parties. All future transactions between the Company and its affiliates will be on terms no less favorable than would be obtained from unaffiliated third parties.

                                   PROPOSAL I

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                       TO INCREASE THE NUMBER OF SHARES OF
                   COMMON STOCK FROM 10,000,000 TO 25,000,000
                  ---------------------------------------------

     The Board has adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Company's Certificate of Incorporation to provide for an increase in the authorized number of shares of Common Stock from 10,000,000 to 25,000,000. The text of the proposed amendment to the Company's Certificate of Incorporation is attached hereto as Exhibit A.

     As of the Record Date, there were 3,399,932 shares of Common Stock outstanding (excluding (i) 300,000 shares issuable upon exercise of warrants issued in a private offering, (ii) 1,840,000 shares issuable the upon exercise of warrants issued in connection with the Company's initial public offering in May 1998; (iii) 320,000 shares issuable upon exercise of warrants issued to the underwriter of the Company's initial public offering; (iv) 670,768 shares (net of forfeitures) issuable upon the exercise of options issued under the Company's 1997 Employee Stock Option Plan; (v) up to 250,000 shares issuable upon the conversion of the Series A Preferred Stock; and (vi) up to 291,144 shares of Common Stock issuable pursuant to repricing rights with respect to the shares of Common Stock and 21,226 shares of Common Stock issuable upon the exercise of warrants issued in March 1999 in a private transaction.

     The Board believes the increase in the authorized number of shares of Common Stock is in the best interests of the Company and believes it advisable to authorize such shares to have them available for, among other things, possible issuance in connection with future capital and financing activities. The additional shares of Common Stock would be available for any proper corporate purpose including, without limitation, the issuance in private or public sales as a means of raising working capital, as consideration to be paid by the Company for the acquisition of other businesses and properties, the issuance of stock splits or dividends and the implementation of employee benefit plans. The Company is currently seeking additional financing which involves the issuance of equity securities.

     The additional shares of Common Stock that would be available for issuance if the proposed amendment is approved, could be issued for any proper corporate purpose by the Board at any time without further stockholder approval, subject to applicable law and to the rules of the NASDAQ Stock Market, Inc. ("NASDAQ") that apply to the Company as a result of the quotation of the Common Stock on the NASDAQ SmallCap Market so long as the Common Stock is so quoted. Except as described above, further authorization from the Company's stockholders will not be solicited prior to the issuance of Common Stock. The voting and equity ownership rights of the Company's stockholders may be diluted by such issuances. Stockholders will not have preemptive rights to subscribe for shares of Common Stock, unless the Company grants such rights at the time of issue. Other than described above, the Company currently has no plans or proposals to issue any of the additional shares of Common Stock.

     The Board is required to make any determination to issue shares of Common Stock based on its judgment as to the best interests of the Company. Although the Board has no present intention of doing so, it could issue shares of Common Stock (within the limits imposed by applicable laws and the NASDAQ rules as described above) that could, depending on the circumstances, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. When in the judgment of the Board such use would be in the best interest of the Company, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. Such shares could be privately placed with purchasers favorable to the Board in opposing such action. The issuance of new shares of Common Stock also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interest of the Company. Any such issuance could also have the effect of diluting the earnings per share, book value per share and/or voting power of the Common Stock.

     The approval of the proposed amendment to amend the Certificate of Incorporation to increase the authorized number of shares of Common Stock requires the approval of a majority of the outstanding shares of Common Stock as of the Record Date.

     The Board believes that the proposed amendment to the Company's Certificate of Incorporation is in the best interest of the Company and unanimously recommends a vote FOR its approval.

                                   PROPOSAL II

                 AMENDMENT OF 1997 STOCK OPTION PLAN TO INCREASE
                        THE NUMBER OF SHARES RESERVED FOR
                  ISSUANCE THEREUNDER FROM 500,000 TO 1,400,000
                 -----------------------------------------------

     At the Annual Meeting, the Company's stockholders will be asked to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 500,000 to 1,400,000.

     The Board believes that in order to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, key employees and other key persons and continue to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide to officers, directors, key employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under the 1997 Stock Option Plan has proven to be a valuable tool in attracting and retaining key employees. It believes that such authority, in view of the substantial growth of the Company and need to continue to grow, should be expanded to increase the number of options which may be granted under the 1997 Stock Option Plan. The Board believes that such authority will provide the Company with significant means to attract and retain talented personnel and maintain current key employees.

Summary of the 1997 Stock Option Plan

     In February 1997, the Board of Directors and stockholders of the Company adopted the 1997 Stock Option Plan (the "Plan"), pursuant to which 500,000 shares of Common Stock are reserved for issuance upon exercise of options. The Plan is designed to serve as an incentive for retaining qualified and competent employees, directors and consultants.

     The Company's Board of Directors, or a committee thereof, administers the Plan and is authorized, in its discretion, to grant options thereunder to all eligible employees of the Company, including officers and directors (whether or not employees) of, and consultants to, the Company. The Plan provides for the granting of both "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and non-qualified stock options. Options can be granted under the Plan on such terms and at such prices as determined by the Board of Directors, or a committee thereof, except that the per share exercise price of options will not be less than the fair market value of the Common Stock on the date of grant. In the case of an incentive stock option granted to a stockholder who owns stock of the Company possessing more than 10% of the total combined voting power of all classes of stock ("10% stockholder"), the per share exercise price will not be less than 110% of such fair market value. The aggregate fair market value (determined on the date of grant) of the shares covered by incentive stock options granted under the Plan that become exercisable by a grantee for the first time in any calendar year is subject to a $100,000 limit.

     Options granted under the Plan will be exercisable during the period or periods specified in each option agreement. Options granted under the Plan are not exercisable after the expiration of ten years from the date of grant (five years in the case of incentive stock options granted to a 10% stockholder) and are not transferable other than by will or by the laws of descent and distribution.

     As of December 31, 1998, the Company has granted options to purchase an aggregate of 613,000 shares of Common Stock (net of forfeitures) under the Plan at an exercise prices ranging from $2.00 to $5.18 per share. The grant of 213,000 of the options are subject to stockholder approval.

Certain Federal Income Tax Consequences of the 1997 Stock Option Plan

     The following is a brief summary of the Federal income tax aspects of grants made under the 1997 Stock Option Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     1. Incentive Stock Options. The participant will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

     If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

     Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a Non-Qualified Stock Option. See "Non-Qualified Stock Options."

     2. Non-Qualified Stock Options. With respect to Non-Qualified Stock Options
(i) upon grant of the option, the participant will recognize no income; (ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the participant's hands depending upon the length of time that the participant held the shares.

     The approval of the proposed amendment to the Company's 1997 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists.

     The Board believes that the Proposed Amendment to the 1997 Stock Option Plan will help the Company attract and retain qualified officers, directors and key employees. Accordingly, the Board believes that the Amendment to the 1997 Stock Option Plan is in the best interest of the Company and unanimously recommends a vote FOR its approval.

                              INDEPENDENT AUDITORS

     BDO Seidman LLP are the Company's independent auditors who reported on the financial statements of the Company for the fiscal years ended December 31, 1997 and 1998. It is currently anticipated that BDO Seidman LLP will be selected by the Board of Directors to examine and report on the financial statements of the Company for the year ending December 31, 1999. Representatives of BDO Seidman LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 2000 must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than January 31, 2000 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.


                                OTHER INFORMATION

     A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1998 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 20, 1999. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                      FRONTLINE COMMUNICATIONS CORPORATION
                               ONE BLUE HILL PLAZA
                                  P.O. BOX 1548
                           PEARL RIVER, NEW YORK 10965
                           ATTENTION: AMY WAGNER-MELE

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                                     By order of the Board
                                                     of Directors,


                                                     Stephen J. Cole-Hatchard
                                                     Chief Executive Officer


May 27, 1999

                                    EXHIBIT A

                        FORM OF AMENDMENT OF THE RESTATED
                         CERTIFICATE OF INCORPORATION TO
                         INCREASE THE AUTHORIZED SHARES
                              OF COMMON STOCK FROM
                         10,000,000 TO 25,000,000 SHARES


     Article FOURTH of the Certificate of Incorporation, which refers to the authorized shares of the corporation, is hereby deleted in its entirety and a new Article FOURTH is substituted in lieu thereof to read as follows:

          "FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty-Six Million (26,000,000) shares, of which Twenty-Five Million (25,000,000) shares shall be Common Stock, par value $.01 per share, and One Million (1,000,000) shares shall be Preferred Stock, par value $.01 per share.

          The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determining the following:

               (a) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

               (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

               (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

               (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

               (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

               (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

               (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

               (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

               (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

               (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

          The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative."

                      FRONTLINE COMMUNICATIONS CORPORATION
                               One Blue Hill Plaza
                                  P.O. Box 1548
                           Pearl River, New York 10965

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 28, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints STEPHEN J. COLE-HATCHARD and AMY WAGNER-MELE and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Frontline Communications Corporation (the "Company") on June 28, 1999, at the Hilton Hotel, 500 Veterans Memorial Drive, Pearl River, New York 10965 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

ELECTION OF DIRECTORS:

|_| FOR all nominees listed below                |_| WITHHOLD AUTHORITY
    (except as marked to the contrary below).        to vote for all nominees
                                                     listed below.


 Stephen J. Cole-Hatchard, Nicko Feinberg, Michael Olbermann, Ronald C. Signore
                               and Ronald Shapss.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


--------------------------------------------------------------------------------
                                    (Continued and to be signed on reverse side)

1. Approval of Amendment to the Company's Certificate of Incorporation authorizing an increase in the number of shares of authorized Common Stock.

      |_|  FOR              |_|   AGAINST            |_|   ABSTAIN

2.   Approval of Amendment to the Company's 1997 Stock Option Plan.

      |_|  FOR              |_|   AGAINST            |_|   ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: ________________________, 1999

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                        ----------------------------------------
                                                      Signature

                                        ----------------------------------------
                                              Signature if held jointly


 Please mark, sign, date and return this proxy card using the enclosed envelope.